UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2010

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-160463

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in Item 2.01 of Resource Real Estate Opportunity REIT, Inc.’s (the “Registrant,” “we,” “our” and “us”) Form 8-K filed with the Securities and Exchange Commission on September 10, 2010, on September 3, 2010, RRE Westhollow Holdings, LLC, our indirectly wholly owned subsidiary, purchased, at a discount, a non-performing promissory note (the “Note”) secured by a first priority Deed of Trust and Security Agreement on a multifamily community known as Westhollow Apartments (“Westhollow”). The contract purchase price for the Note was $7.8 million, excluding closing costs, and was funded from the proceeds of our completed private offering.

At the time of the Registrant’s acquisition of the Note, the borrower was in default. Upon acquisition of the Note, the Registrant contacted the borrower but was unsuccessful in any attempt to restructure the loan or negotiate a discounted payoff of the Note and therefore, scheduled a Trustee’s Sale of the collateral, a 404-unit multifamily residential community located in Houston, Texas. On October 5, 2010, the Registrant was the successful bidder at the Trustee’s Sale of the property and title to Westhollow was transferred to the Registrant.

Westhollow was completed in 1980, encompasses approximately 362,000 rentable square feet and features amenities including a fitness center, pool, club room, and tennis and sports courts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: October 5, 2010	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)